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                                                                    EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1995 Employee Stock Incentive Plan (Form S-8 No. 33-93542), the 1995 Stock Option Plan for Outside Directors (Form S-8 No. 333-2824), the Employee Stock Purchase Plan (Form S-8 No. 333-33207), and the 1998 Stock Incentive Plan, 1998 Synergy Stock Option Plan and 1998 ExpressBill Stock Option Plan (Form S-8 No. 333-56887) of ENVOY Corporation of our report dated January 29, 1999 with respect to the consolidated financial statements of ENVOY Corporation included in this Current Report on Form 8-K to be filed on or about February 16, 1999 with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP
                                                     ----------------------
                                                         ERNST & YOUNG LLP

Nashville, Tennessee
February 16, 1999